SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 22, 1997

                               CEL-SCI CORPORATION
             (Exact name of registrant as specified in its charter)

             COLORADO                     0-11503           84-0916344
    (State or other jurisdiction of    Commission            (I.R.S. Employer
     incorporation or organization)    File Number          Identification No.)

         66 Canal Center Plaza, Suite 510
            Alexandria, Virginia                            22314
   (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code: (703) 549-5293

                                            Not Applicable
        Former Name or Former Address, If Changed Since Last Report





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ITEM 5.  OTHER INFORMATION

     On December 22, 1997, the Company sold 10,000 shares of its Series D Preferred Stock, 550,000 Series A Warrants and 550,000 Series B Warrants, to ten institutional investors for $10,000,000. The Series D Preferred Shares may be converted into shares of the Company's Common Stock. Prior to September 19, 1998 (or such earlier date as the market price of the Company's Common Stock is $3.45 or less for five consecutive trading days) the number of shares issuable upon the conversion of each Series D Preferred Share is to be determined by dividing $1,000 by $8.28. On or after September 19, 1998 the number of shares issuable upon the conversion of each Series D Preferred Share is to be determined by dividing $1,000 by the lower of (i) $8.28, or (ii) the average price of the Company's common stock for any two trading days during the ten trading days preceeding the conversion date. Each Series A Warrant allows the holder to purchase one share of the Company's common stock for $8.62 at any time prior to December 22, 2001. Each Series B Warrant allows the holder to purchase one share of the Company's Common Stock for $9.31 at any time prior to December 22, 2001.

     The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the sale of the common stock issuable upon the conversion of the Series D Preferred Stock and/or the exercise of the Series A and Series B Warrants.









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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              Exhibit             Exhibit
              Number               Name

              4.1                 Securities Purchase    Agreement    (without
                                  Exhibits and Schedules)

              4.2 Certificate of Designations Preferences and Rights of Series D Preferred Stock.

              4.3                 Form of Common Stock Purchase Warrant;

              4.4                 Registration Rights Agreement;

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CEL-SCI CORPORATION


Date: December 24, 1997                     By /s/ Geert R. Kersten
                                              Geert R. Kersten
                                              Chief Executive Officer